Exhibit 10.1

                            FIRST AMENDMENT TO
                        CONTINENTAL AIRLINES, INC.
                        1994 INCENTIVE EQUITY PLAN


     The Board of Directors (the "Board") of Continental Airlines, Inc. (the "Company") adopted the Continental Airlines, Inc. 1994 Incentive Equity Plan (the "Plan") on March 4, 1994, subject to approval by the stockholders of the Company, which was obtained at the annual meeting held June 30, 1994. Subject to applicable provisions of Paragraph 15 of the Plan, the Board retained the right to amend the Plan. The Board has determined by resolutions adopted on April 27, 1995 that the Plan be amended as follows. Capitalized terms not otherwise defined in this First Amendment to the Plan have the meanings ascribed thereto in the Plan.

     The Plan is hereby amended as follows:

     1. The first sentence of Paragraph 3 is hereby amended so as to read in its entirety as follows:

          "Subject to adjustment as provided in Paragraph 10 and in accordance with and subject to Rule 16b-3 under the Exchange Act and applicable judicial and administrative interpretations thereof, the shares of Common Stock covered by all Awards granted under this Plan will not exceed in the aggregate 3,000,000 shares, of which number (a) no more than 300,000 shares will be granted or sold as Restricted Stock, (b) Stock Options with respect to no more than 400,000 shares will be granted to any Participant during any calendar year, and (c) no more than 200,000 shares will be delivered in payment of Annual Incentive Awards (for all Participants in the aggregate) in respect of any given year."

     2. The first sentence of Paragraph 4(k) is hereby amended so as to read in its entirety as follows:

          "In the discretion of the Administrator, a percentage (determined by the Administrator and set forth in the written agreement or notification evidencing each grant of a Stock Option) of the aggregate shares of Common Stock obtained from exercises of a Stock Option (which percentage may be satisfied out of particular exercises as determined by the Administrator and set forth in the written agreement or notification evidencing each grant of a Stock Option) shall not be transferable prior to the earliest to occur of: the termination of the relevant Stock Option term (or such shorter period as may be determined by the Administrator and set forth in the written agreement or notification evidencing the grant of the Stock Option); the Participant's retirement, death or Disability; or termination of the Participant's employment with the Company and its subsidiaries."

     3.   The term "Committee" is hereby replaced by the term
"Administrator" throughout the Plan, except as follows:

          (i) Paragraph 2(f) is hereby amended so as to read in its entirety as follows:

          ""Committee" means the Human Resources Committee of the Board, which at all times will consist of not less than two directors (all of whom are Outside Directors) appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
          Section 162(m) of the Code. The action of a majority of the members of the Committee (but not less than two members) will be the act of the Committee. "Administrator" means (i) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Participant who is subject to Section 16 of the Exchange Act (or any successor section to the same or similar effect) ("Section 16"), the Committee, (ii) in the context of Awards made to, or the administration (or interpretation of any provision) of the Plan as it relates to, any Participant who is not subject to
          Section 16, the Chief Executive Officer of the Company and (iii) to the extent administration of the Plan has been assumed by the Board pursuant to a resolution of the Board, the Board.";

          (ii) Paragraph 2(y): the clause "or the Committee" is hereby deleted;

          (iii) Paragraph 14(a) is hereby amended so as to read in its entirety as follows:

          "This Plan shall be administered by the Administrator.";

          (iv) The second sentence of Paragraph 14(b) is hereby amended so as to read in its entirety as follows:

          "Neither the Board, the Committee, the Chief Executive Officer nor any member of the Board or the Committee will, in connection with the administration of the Plan as the Administrator, be liable for any such action or determination taken or made in good faith."; and

          (v) Paragraph 16(b): the term "Committee" is hereby replaced by the term "Board".

     4. The last sentence of Paragraph 2(y), and Schedule A to the Plan, are hereby deleted.

     5. There is hereby inserted at the end of clause (i) of the first sentence of Paragraph 11 of the following clause:

          ", unless otherwise provided in the written agreement evidencing an Award," and there is hereby inserted in clause (1) of the first sentence of Paragraph 11, immediately after the words "Qualifying Event" and before the parenthetical reference, the following clause:

          "or, if the written agreement evidencing an Award so provides, for a period of 30 calendar days commencing upon the date of such Change in Control".

     6. Paragraph 2(d) is hereby amended to read in its entirety as follows:

          "Change in Control" means the occurrence of one of the events described in subclause (a), (b), (c) or (d) of clause (i) of the first sentence of Paragraph 11."

     The foregoing amendments to the Plan are effective April 27, 1995; provided, however, that any such amendment that without approval by the stockholders of the Company would result in the Plan no longer satisfying the requirements of Rule 16b-3 shall only be effective upon approval thereof by the stockholders of the Company within one year following April 27, 1995.